CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
5.450% Notes due 2018	$600,000,000	100%	$600,000,000	$23,580
6.125% Notes due 2038	1,000,000,000	100%	1,000,000,000	39,300

Total	$1,600,000,000		$1,600,000,000	$62,880

(1)	Calculated in accordance with Rule 457(r) under the Securities Act of 1933 (the “Securities Act”).

(2)	Pursuant to Rule 457(p) under the Securities Act and Securities Act Release No. 7943, dated January 26, 2001, registration fees of $316,750 were paid with respect to unsold securities that were previously registered under a Registration Statement on Form S-3 (Registration No. 333-117818), filed by the registrant on July 30, 2004, which amount was subsequently offset by filing fees of $158,375 due pursuant to the registrant’s offering of $1,250,000,000 of debt securities under that registration statement pursuant to the prospectus supplement filed on November 17, 2006. Therefore, $158,375 of the filing fees previously paid with respect to registrant’s registration statement 333-117818, filed on July 30, 2004, relate to securities which remain unsold as of this date and are available for offset. The $62,880 registration fee associated with the offerings under this prospectus supplement is hereby offset against these prepaid registration fees. Since the prepaid registration fees completely offset the registration fee for these offerings, no additional registration fee is payable for these offerings. Furthermore, following this offering, a total of $95,495 will still remain available for offset against future registration fees that would otherwise be payable under the Automatic Shelf Registration Statement on Form S-3 filed on April 28, 2008, by the registrant (Registration No. 333-150471).

Filed pursuant to Rule 424B(5)
File No. 333-150471

Prospectus Supplement

April 28, 2008

(To Prospectus dated April 28, 2008)

$1,600,000,000

$600,000,000  5.450% Notes due 2018

$1,000,000,000  6.125% Notes due 2038

We will issue $600,000,000 aggregate principal amount of 5.450% Notes due 2018 and $1,000,000,000 aggregate principal amount of 6.125% Notes due 2038.

We will pay interest on the Notes on May 1 and November 1 of each year. The first such payment will be made on November 1, 2008. The Notes will be issued only in denominations of $2,000 and integral multiples of $1,000 above that amount.

We have the option to redeem, at any time, all or a portion of the Notes of either series at the applicable redemption price as described in this prospectus supplement under the heading “Description of Notes—Optional Redemption of the Notes.”

We do not intend to apply to list the Notes on any securities exchange or include them in any automated quotation system.

An investment in the Notes involves risks. You should read carefully the entire prospectus and this prospectus supplement, including the section entitled “Risk Factors” that begins on page S-5 of this prospectus supplement, which describes some of these risks.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per 2018 Note	Total	Per 2038 Note	Total
Initial public offering price	99.825%	$598,950,000	99.240%	$992,400,000
Underwriting discount	0.450%	$2,700,000	0.875%	$8,750,000
Proceeds, before expenses, to Bristol-Myers Squibb Company	99.375%	$596,250,000	98.365%	$983,650,000

The initial public offering prices set forth above do not include accrued interest, if any. Interest on the Notes will accrue from May 1, 2008, and must be paid by the purchaser if the Notes are delivered after May 1, 2008.

The underwriters expect to deliver the Notes in book-entry form only through the facilities of The Depository Trust Company for the account of its participants, including Clearstream and Euroclear, against payment in New York, New York on May 1, 2008.

Joint Book-Running Managers

Banc of America Securities LLC	JPMorgan	Morgan Stanley

Co-Managers

Citi
Goldman, Sachs & Co.
RBS Greenwich Capital
UBS Investment Bank

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

You should rely only on the information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus and in any free writing prospectus filed by the Company with the Securities and Exchange Commission. If information in this prospectus supplement is inconsistent with the accompanying prospectus, you should rely on this prospectus supplement. We and the underwriters have not authorized anyone to provide you with information that is different. This prospectus supplement and the accompanying prospectus may only be used where it is legal to sell these securities. The information in this prospectus supplement and the accompanying prospectus may only be accurate as of the date of this prospectus supplement, the accompanying prospectus or the information incorporated by reference herein or therein, and the information in any free writing prospectus may only be accurate as of the date of such free writing prospectus. Our business, financial condition, results of operations and/or prospects may have changed since those dates.

References to “Bristol-Myers Squibb,” the “Company”, “we,” “our” and “us” in both this prospectus supplement and the accompanying prospectus are references to Bristol-Myers Squibb Company and, unless the context otherwise requires, its consolidated subsidiaries. References to “Notes” in this prospectus supplement are references to both the 5.450% Notes due 2018 (the “2018 Notes”) and the 6.125% Notes due 2038 (the “2038 Notes”), unless otherwise indicated.

The distribution of this prospectus supplement and the accompanying prospectus and the offering or sale of the Notes in some jurisdictions may be restricted by law. Persons into whose possession this prospectus supplement and the accompanying prospectus come are required by us and the underwriters to inform themselves about and to observe any applicable restrictions. This prospectus supplement and the accompanying prospectus may not be used for or in connection with an offer or solicitation by any person in any jurisdiction in which that offer or solicitation is not authorized or to any person to whom it is unlawful to make that offer or solicitation. See “Underwriting” in this prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus (including the documents incorporated by reference) contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 (the “Act”) and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the fact they use words such as “should”, “expect”, “anticipate”, “estimate”, “target”, “may”, “project”, “guidance”, “intend”, “plan”, “believe” and others words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our goals, plans and projections regarding our financial position, results of operations, cash flows, market position, product development, product approvals, sales efforts, expenses, performance or results of current and anticipated products and the outcome of contingencies such as legal proceedings, and financial results, which are based on current expectations that involve inherent risks and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years. Such events and factors include, but are not limited to, those discussed in the section that follows the heading “Risk Factors” in this prospectus supplement and the accompanying prospectus as well as those listed under “Risk Factors” in the documents enumerated under “Documents Incorporated by Reference” including, but not limited to, our 2007 annual report on Form 10-K and our quarterly report on Form 10-Q for the quarterly period ended March 31, 2008, that we believe could cause actual results to differ materially from any forward-looking statement.

Although we believe we have been prudent in our plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise.

SUMMARY OF THE OFFERING

Issuer	Bristol-Myers Squibb Company

Securities Offered	$600,000,000 aggregate initial principal amount of 5.450% Notes due 2018

$1,000,000,000 aggregate initial principal amount of 6.125% Notes due 2038

Maturity Dates	May 1, 2018, with respect to the 2018 Notes, and May 1, 2038, with respect to the 2038 Notes

Interest Rate	The 2018 Notes will bear interest from May 1, 2008, at the rate of 5.450% per annum. The 2038 Notes will bear interest from May 1, 2008, at the rate of 6.125% per annum. Interest on the Notes will be payable semi-annually.

Interest Payment Dates	May 1 and November 1 of each year, beginning on November 1, 2008

Ranking	The Notes will be unsubordinated unsecured obligations of Bristol-Myers Squibb and will rank equally in right of payment with all of our existing and future unsubordinated unsecured indebtedness. The Notes will effectively rank junior to any of our secured debt. In addition, the Notes will be structurally subordinated to all liabilities of our subsidiaries, including trade payables.

Optional Redemption	We may redeem the Notes of either series, in whole or in part, at any time at the applicable redemption price described under the heading “Description of Notes—Optional Redemption of the Notes” in this prospectus supplement.

Redemption of Notes for Tax Reasons	We may redeem all, but not part, of either series of the Notes upon the occurrence of certain tax events at the redemption prices described under the heading “Description of Notes—Redemption Upon a Tax Event” in this prospectus supplement.

Use of Proceeds	We expect to use the net proceeds from the sale of the Notes offered hereby (i) to finance the repayment of $400 million principal amount of our 4.00% Notes due August 2008, (ii) to finance redemptions of our outstanding $1.2 billion principal amount of Floating Rate Convertible Debentures due 2023, which we might be required to redeem, at par, at the holders’ option in September 2008, and/or (iii) for general corporate purposes.

Further Issues	We may from time to time, without notice to or the consent of the holders of the Notes, create and issue further notes of either series ranking equally and ratably with the Notes of such series.

No Listing	We do not intend to apply to list the Notes on any securities exchange or include them in any automated quotation system.

Clearance and Settlement	The Notes will be cleared through The Depository Trust Company.

Trustee	The Bank of New York

Governing Law	State of New York

RISK FACTORS

Investing in the Notes involves risks. You should consider carefully the information set forth in this section and all the other information provided to you or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding whether to invest in the Notes.

Risks Relating to the Company

Before investing in the Notes, investors should consider the Risk Factor information contained in the following documents, each of which is incorporated by reference herein:

•	Risk Factors, Item 1A of our annual report on Form 10-K for the fiscal year ended December 31, 2007; and

•	Risk Factors, Item 1A of our quarterly report on Form 10-Q for the quarterly period ended March 31, 2008.

Risks Relating to the Offering

The Notes are effectively subordinated to all the obligations of our subsidiaries and our ability to service our debt is dependent on the performance of our subsidiaries.

The Notes will be effectively subordinated to the liabilities, including trade payables and other accrued rebates and liabilities, of our subsidiaries. The incurrence of other liabilities by any of our subsidiaries is not prohibited in connection with the Notes and could adversely affect our ability to pay our obligations on the Notes. As of March 31, 2008, the liabilities of our subsidiaries, excluding intercompany liabilities and obligations of a type not required to be reflected on a balance sheet in accordance with generally accepted accounting principles, that would effectively have been senior to the Notes was approximately $5.5 billion. We anticipate that from time to time our subsidiaries will incur additional debt and other liabilities.

The Notes are exclusively our obligation. However, since we conduct a significant portion of our operations through our subsidiaries, our cash flow and our consequent ability to service our debt, including the Notes, depends in part upon the earnings of our subsidiaries and the distribution of those earnings, or upon loans or other payments of funds by those subsidiaries, to us. The payment of dividends and the making of loans and advances to us by our subsidiaries may be subject to statutory or contractual restrictions, may depend upon the earnings of those subsidiaries and may be subject to various business considerations.

We have not agreed to any financial covenants in connection with the Notes. Consequently, we are not required in connection with the Notes to meet any financial tests, such as those that measure our working capital, interest coverage, fixed charges or net worth, in order to maintain compliance with the terms of the Notes.

The Notes will be unsecured and therefore will effectively be subordinated to any secured debt.

The Notes will not be secured by any of our assets or those of our subsidiaries. As a result, the Notes are effectively subordinated to any secured debt we may incur. In any liquidation, dissolution, bankruptcy or other similar proceeding, the holders of our secured debt may assert rights against the secured assets in order to receive full payment of their debt before the assets may be used to pay the holders of the Notes.

We cannot assure you that an active trading market will develop for the Notes.

Prior to this offering, there was no market for the Notes. The Notes will not be listed on any securities exchange or included in any automated quotation system. The Managers (as defined under the heading “Underwriters” below) have informed us that they intend to make a market in each series of the Notes after this offering is completed. The Managers, however, may cease their market-making at any time without notice. The prices at which the Notes may trade will depend on many factors, including, but not limited to, prevailing interest rates, general economic conditions, our performance and financial results and markets for similar securities. Historically, the markets for debt such as the Notes have been subject to disruptions that have caused substantial volatility in their prices. The market, if any, for the Notes may be subject to similar disruptions which may have an adverse effect on the holders of the Notes.

BRISTOL-MYERS SQUIBB

Bristol-Myers Squibb is a global biopharmaceutical and related health care products company whose mission is to extend and enhance human life by providing the highest quality pharmaceutical and related health care products. The Company, through its divisions and subsidiaries, is engaged in the discovery, development, licensing, manufacturing, marketing, distribution and sale of pharmaceuticals and other related health care products.

The Company has three reportable segments—Pharmaceuticals, Nutritionals and ConvaTec. The Pharmaceuticals segment consists of the global pharmaceutical / biotechnology and international consumer medicines business. The Nutritionals segment consists of Mead Johnson Nutritionals (Mead Johnson), primarily an infant formula and children’s nutritionals business. The ConvaTec segment consists of the ostomy, wound and skin care business.

Most of the Company’s pharmaceutical revenues come from products in the following therapeutic classes: cardiovascular; virology, including human immunodeficiency virus (HIV) infection; oncology; affective and other (psychiatric) disorders; and immunoscience. The Pharmaceuticals segment competes with other worldwide research-based drug companies, smaller research companies and generic drug manufacturers.

CAPITALIZATION

The following table sets forth Bristol-Myers Squibb’s consolidated capitalization at March 31, 2008:

•	on an actual basis,

•	as adjusted to reflect the issuance of $1,600,000,000 in Notes offered hereby, and

•

pro forma to reflect (a) the use of $400,000,000 of the proceeds of the issuance of the Notes to finance the repayment of our 4.00% Notes due August 2008 and (b) the use of $1,200,000,000 of the proceeds of the issuance of the Notes to finance the redemption of our Floating Rate Convertible Debentures due 2023, assuming the redemption of 100% of such convertible debentures.

This table should be read in conjunction with the consolidated financial statements and the notes thereto included in Bristol-Myers Squibb’s quarterly report on Form 10-Q for the quarter ended March 31, 2008, as incorporated by reference herein. Since March 31, 2008, there has not been any material change in the information set forth below, except as described elsewhere in this prospectus supplement or in any of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus.

	March 31, 2008
(in millions)	Actual	Adjustment for the Notes Offering	As Adjusted for the Notes Offering	Pro Forma Adjustment for Repayment of 4.00% Notes and Redemption of Convertible Debentures	Pro Forma for Repayment of 4.00% Notes and Redemption of Convertible Debentures
Cash and marketable securities	$2,637	$1,578	$4,215	$(1,601)	$2,614

Short-term debt, including current portion of long-term debt	$1,781	—	$1,781	$(1,601)	$180
Long-term debt	4,660	$1,600	6,260	—	6,260
Total stockholders’ equity	10,561	—	10,561	—	10,561

Total capitalization	$17,002	$1,600	$18,602	$(1,601)	$17,001

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the ratio of earnings to fixed charges for continuing operations on a historical basis for the periods indicated:

	Three Months Ended March 31, 2008	Year Ended December 31,
		2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	13.97	7.89	5.15	11.65	12.40	13.46

We compute the ratio of earnings to fixed charges by dividing earnings by fixed charges. “Fixed Charges” consists of interest and debt expense, capitalized interest and one-third of rental expense (which we believe to be a conservative estimate of an interest factor in our leases, which are not material). “Earnings” consists of income from continuing operations before provision for minority interests and income taxes (excluding equity in net income of affiliates), plus Fixed Charges, distributed income of equity investments and pre-tax losses of equity investees.

USE OF PROCEEDS

We estimate the net proceeds from the sale of the Notes will be approximately $1.578 billion, after deducting underwriting commissions and discounts and our estimated offering expenses. We expect to use the net proceeds from the sale of the Notes offered hereby to finance the repayment of $400 million principal amount of our 4.00% Notes due August 2008, to finance redemptions of our $1.2 billion principal amount of Floating Rate Convertible Debentures due 2023 and/or for general corporate purposes. The Floating Rate Convertible Debentures may, at the option of the holders, be required to be redeemed by us at par on September 15, 2008, 2013 and 2018, or if a fundamental change in ownership of the Company occurs, and are callable by us at par at any time on or after September 21, 2008.

DESCRIPTION OF NOTES

The following summary of the particular terms of the Notes offered by this prospectus supplement and, to the extent inconsistent with the accompanying prospectus, replaces the description of the general terms and provisions of the securities contained in the accompanying prospectus, to which description reference is made by this prospectus supplement. The statements in this prospectus supplement concerning the Notes and the indenture do not purport to be complete.

Titles

5.450% Notes due 2018 and 6.125% Notes due 2038.

General

Bristol-Myers Squibb will issue each series of the Notes as a series of debt securities under the indenture, dated as of June 1, 1993, as supplemented by a supplemental indenture relating to the Notes, between Bristol-Myers Squibb and The Bank of New York, as successor to The Chase Manhattan Bank, as trustee. For a description of the rights attaching to different series of debt securities under the indenture, see “Description of the Debt Securities” in the accompanying prospectus.

Bristol-Myers Squibb will issue the Notes only in book-entry form, in denominations of $2,000 and multiples of $1,000 above that amount, through the facilities of The Depository Trust Company (“DTC”), and sales in book-entry form may be effected only through a participating member of DTC. See “—Global Securities” below. The Notes will not be listed on any securities exchange or included in any automated quotation system.

Principal Amount of Notes

The 2018 Notes will be issued in an initial aggregate principal amount of $600,000,000 and the 2038 Notes will be issued in an initial aggregate principal amount of $1,000,000,000.

Maturity of Notes

The 2018 Notes will mature on May 1, 2018, and the 2038 Notes will mature on May 1, 2038.

Interest Rate on Notes

The interest rate on the 2018 Notes is 5.450% per annum and the interest rate on the 2038 Notes is 6.125% per annum, in each case computed on the basis of a 360-day year consisting of twelve 30-day months.

Date Interest Begins to Accrue on Notes

Interest on each series of the Notes will begin to accrue on May 1, 2008.

Interest Payment Dates

Bristol-Myers Squibb will pay interest on the Notes semi-annually on each May 1 and November 1 (each an “Interest Payment Date”). Interest payable on each Interest Payment Date will include interest accrued from May 1, 2008, or from the most recent Interest Payment Date to which interest has been paid or duly provided for.

If any Interest Payment Date falls on a day that is not a Business Day, the required payment on that day will be due on the next succeeding Business Day as if made on the date the payment was due, and no interest will accrue on that payment for the period from and after that Interest Payment Date to the date of payment on the next succeeding Business Day. “Business Day” means, with respect to the Notes, any day other than a Saturday, Sunday or a day on which banking institutions in New York City are authorized or required by law or executive order to be closed.

First Interest Payment Date

The first Interest Payment Date on each series of the Notes will be November 1, 2008.

Regular Record Dates for Interest

Bristol-Myers Squibb will pay interest payable on any Interest Payment Date to the person in whose name a Note (or any predecessor note) is registered at the close of business on April 15 or October 15, as the case may be, immediately preceding the relevant Interest Payment Date.

Paying Agent

The trustee will initially be the securities registrar and paying agent and will act as such only at its offices in New York, New York. Bristol-Myers Squibb may at any time designate additional paying agents or rescind the designations or approve a change in the offices where they act.

Global Securities

The Notes of each series will each be represented by one or more global securities registered in the name of the nominee of DTC. Bristol-Myers Squibb will issue the Notes in denominations of $2,000 and integral multiples of $1,000 above that amount. Bristol-Myers Squibb will deposit the global securities with DTC or its custodian and will register the global securities in the name of DTC’s nominee. See “Description of the Debt Securities—General—Global Securities” in the accompanying prospectus and “Book-Entry Issuance” below.

Optional Redemption of the Notes

We may redeem the Notes of either series, at our option, at any time (the “Redemption Date”) in whole or from time to time in part at a redemption price equal to the greater of:

(a) 100% of the principal amount of the Notes being redeemed, or

(b) as calculated by the Quotation Agent (as defined below), the sum of the present values of the remaining scheduled payments for principal and interest on the Notes to be redeemed (not including any portion of such payments of interest accrued as of the Redemption Date) discounted to the Redemption Date on a semi-annual basis (assuming a 360 day year consisting of twelve 30-day months) using a discount rate equal to the sum of the Reference Dealer Rate (as defined below), plus 30 basis points in the case of each of the 2018 Notes and the 2038 Notes, plus, in each of the above cases, accrued and unpaid interest on the Notes to be redeemed to, but not including, the Redemption Date.

If we have given notice as provided in the senior indenture and made funds available for the redemption of any Notes called for redemption on the Redemption Date referred to in that notice, those Notes will cease to bear interest on that Redemption Date. Any interest accrued to the date fixed for redemption will be paid as specified in such notice. We will give written notice of any redemption of any Notes to holders of the Notes to be redeemed at their addresses, as shown in the security register for the Notes, at least 30 days and not more than 60 days prior to the date fixed for redemption. The notice of redemption will specify, among other items, the date fixed for redemption, the redemption price and the aggregate principal amount of the Notes to be redeemed.

If we choose to redeem less than all of the Notes of either series, the particular Notes to be redeemed shall be selected by the trustee not more than 45 days prior to the Redemption Date. The trustee will select the method in its sole discretion, in such manner as it shall deem appropriate and fair, for the Notes to be redeemed in part.

As used in this prospectus supplement:

“Quotation Agent” means the Reference Dealer (defined below) selected by the Company.

“Reference Dealer” means (a) each of Banc of America Securities LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated and their respective successors, unless any of them ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), in which case the Company will substitute another Primary Treasury Dealer and (b) any other Primary Treasury Dealer selected by the Company.

“Reference Dealer Rate” means, with respect to any Redemption Date, the arithmetic average of the quotations quoted in writing to the Company by each Reference Dealer of the average midmarket annual yield to maturity of the 3.500% Treasury Notes due February 15, 2018, with respect to the 2018 Notes, and the 5.000% Treasury Notes due May 15, 2037, with respect to the 2038 Notes, or, if either such security is no longer outstanding, a similar security in the reasonable judgment of each Reference Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.

Sinking Fund

There is no sinking fund.

Defeasance

The Notes are subject to Bristol-Myers Squibb’s ability to choose “Legal Defeasance” and “Covenant Defeasance” as described under the caption “Description of the Debt Securities—General—Satisfaction and Discharge; Defeasance” in the accompanying prospectus.

Definitive Securities

A permanent global security is exchangeable for definitive Notes of the relevant series registered in the name of any person other than DTC or its nominee, only as described under “Description of the Debt Securities—General—Global Securities—Special Situation When a Global Security Will Be Terminated” in the accompanying prospectus.

Same-Day Settlement and Payment

The underwriters will make settlement for the Notes in immediately available or same-day funds. So long as the Notes are represented by the global securities, Bristol-Myers Squibb will make all payments of principal and interest in immediately available funds.

Secondary trading in notes and debentures of corporate issues is generally settled in clearing-house or next-day funds. In contrast, so long as the Notes are represented by the global securities registered in the name of DTC or its nominee, the Notes will trade in DTC’s Same-Day Funds Settlement System. DTC will require secondary market trading activity in the Notes represented by the global securities to settle in immediately available or same-day funds on trading activity in the Notes.

Payment of Additional Amounts

We will, subject to the exceptions and limitations set forth below, pay as additional interest on the Notes such additional amounts as are necessary so that the net payment by us or a paying agent of the principal of and interest on the Notes to a person that is a Non-U.S. Holder (as defined under the heading “United States Taxation —Tax Consequences to Non-U.S. Holders” below), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable in respect of the Notes had no withholding or deduction been required.

Our obligation to pay additional amounts shall not apply:

(1) to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner, or a fiduciary, settlor, beneficiary or member of the beneficial owner if the beneficial owner is an estate, trust or partnership, or a person holding a power over an estate or trust administered by a fiduciary holder:

(a) is or was present or engaged in trade or business in the United States or has or had a permanent establishment in the United States;

(b) is or was a citizen or resident or is or was treated as a resident of the United States;

(c) is or was a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States, is or was a corporation that has accumulated earnings to avoid United States federal income tax or is or was a private foundation or other tax-exempt organization; or

(d) is or was an actual or constructive “10-percent shareholder” of Bristol-Myers Squibb, as defined in Section 871(h)(3) of the U.S. Internal Revenue Code of 1986, as amended;

(2) to any holder that is not the sole beneficial owner of Notes, or that is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of an additional amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;

(3) to any tax, assessment or governmental charge that is imposed or withheld solely because the beneficial owner or any other person failed to comply with certification, identification or information reporting requirements concerning the nationality, residence, identity or connection with the United States of the holder or beneficial owner of Notes, if compliance is required by statute, by regulation of the United States Treasury Department or by an applicable income tax treaty to which the United States is a party as a precondition to exemption from such tax, assessment or other governmental charge;

(4) to any tax, assessment or governmental charge that is imposed other than by deduction or withholding by Bristol-Myers Squibb or a paying agent from the payment;

(5) to any tax, assessment or governmental charge that is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective after the day on which the payment becomes due or is duly provided for, whichever occurs later;

(6) to any estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or any similar tax, assessment or governmental charge;

(7) to any tax, assessment or other governmental charge any paying agent (which term may include us) must withhold from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent;

(8) to any tax, assessment or governmental charge that would not have been so imposed or withheld but for the presentation by the holder of a Note for payment on a date more than 30 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later; or

(9) in the case of any combination of the above items.

The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable. Except as specifically provided under this heading “—Payment of Additional Amounts” and under the heading “—Redemption Upon a Tax Event,” we do not have to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority.

In particular, we will not pay additional amounts on any Note

•

where withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, that Directive, or

•

presented for payment by or on behalf of a beneficial owner who would have been able to avoid the withholding or deduction by presenting the relevant note to another paying agent in a Member State of the EU.

Redemption Upon a Tax Event

If (a) we become or will become obligated to pay additional amounts as described under the heading “—Payment of Additional Amounts” as a result of any change in, or amendment to, the laws (or any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in, or amendment to, any official position regarding the application or interpretation of such laws, regulations or rulings, which change or amendment is announced or becomes effective on or after the date of this prospectus supplement, or (b) a taxing authority of the United States takes an action on or after the date of this prospectus supplement, whether or not with respect to us or any of our affiliates, that results in a substantial probability that we will or may be required to pay such additional amounts, in either case, with respect to the Notes for reasons outside our control and after taking reasonable measures available to us to avoid such obligation, then we may, at our option, redeem, as a whole, but not in part, each series of the Notes at any time prior to maturity on not less than 30 nor more than 60 calendar days’ prior notice, at a redemption price equal to 100% of their principal amount, together with interest accrued thereon to the date fixed for redemption. No redemption pursuant to (b) above may be made unless we shall have received an opinion of independent counsel to the effect that an act taken by a taxing authority of the United States results in a substantial probability that we will or may be required to pay the additional amounts described under the heading “—Payment of Additional Amounts” and we shall have delivered to the trustee a certificate, signed by a duly authorized officer, stating that based on such opinion we are entitled to redeem the Notes pursuant to their terms.

Further Issues

Bristol-Myers Squibb may from time to time, without notice to or the consent of the holders of the Notes, increase the aggregate principal amount of either series of the Notes by creating and issuing further notes ranking equally and ratably with such series of Notes in all respects, or in all respects except for the issue date, the payment of interest accruing prior to the issue date or except for the first payment of interest following the issue date of those further notes. Any further issuance of notes of either series of the Notes will be consolidated and form a single series with such series of Notes and will have the same terms as to status, redemption or otherwise as such series of Notes. Any further notes will be issued by or pursuant to a resolution of our board of directors or a supplement to the indenture.

BOOK-ENTRY ISSUANCE

The Notes of each series will be issued in the form of one or more fully registered global notes which will be deposited with, or on behalf of, The Depository Trust Company, known as DTC, as the depositary, and registered in the name of Cede & Co., DTC’s nominee. Beneficial interests in the global notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may elect to hold interests in the global notes through DTC. Except under circumstances described below, the Notes will not be issuable in definitive form. The laws of some states require that certain purchasers of securities take physical delivery of their securities in definitive form. These limits and laws may impair the ability to transfer beneficial interests in the global notes.

So long as the depositary or its nominee is the registered owner of the global notes, the depositary or its nominee will be considered the sole owner or holder of the Notes represented by the global notes for all purposes under the indenture. Except as provided below, owners of beneficial interests in the global notes will not be entitled to have Notes represented by the global notes registered in their names, will not receive or be entitled to receive physical delivery of Notes in definitive form and will not be considered the owners or holders thereof under the indenture.

Principal and interest payments on Notes registered in the name of the depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the global notes. None of us, the trustee or any paying agent or registrar for the Notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in the global notes or for maintaining, supervising or reviewing any records relating to these beneficial interests.

We expect that the depositary for the Notes or its nominee, upon receipt of any payment of principal or interest, will credit the participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the principal amount of the global notes as shown on the records of the depositary or its nominee. We also expect that payments by participants to owners of beneficial interest in the global notes held through these participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of these participants.

If the depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days, we will issue Notes in definitive form in exchange for the global notes. We will also issue Notes in definitive form in exchange for the global notes if an event of default has occurred with regard to the Notes represented by the global notes and has not been cured or waived. In addition, we may at any time and in our sole discretion determine not to have the Notes represented by the global notes and, in that event, will issue Notes in definitive form in exchange for the global notes. In any such instance, an owner of a beneficial interest in the global notes will be entitled to physical delivery in definitive form of Notes represented by the global notes equal in principal amount to such beneficial interest and to have such Notes registered in its name. Notes so issued in definitive form will be issued as registered Notes in denominations of $2,000 and integral multiples of $1,000 above that amount, unless otherwise specified by us. Notes in definitive form can be transferred by presentation for registration to the registrar at its New York offices and must be duly endorsed by the holder or his attorney duly authorized in writing, or accompanied by a written instrument or instruments of transfer in form satisfactory to us or the trustee duly executed by the holder or his attorney duly authorized in writing. We may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any exchange or registration of transfer of Notes in definitive form.

DTC

The depositary advises as follows: the depositary is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

The depositary holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The depositary’s participants include securities brokers and dealers (including the underwriters), banks, trust companies, clearing corporations and certain other organizations, some of whom (and/or their representatives) own the depositary. Access to the depositary’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

According to the depositary, the foregoing information with respect to the depositary has been provided to the financial community for informational purposes only and is not intended to serve as a representation, warranty or contract modification of any kind.

Global Clearance and Settlement Procedures

Initial settlement for the Notes will be made in same-day U.S. dollar funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules.

Notices

Notices to holders of the Notes will be sent by mail to the registered holders, whether the Notes are in global or definitive form. So long as the global notes are held on behalf of DTC or any other clearing system, notices to holders of Notes represented by a beneficial interest in the global notes may be given by delivery of the relevant notice to DTC or the alternative clearing system, as the case may be.

Euroclear and Clearstream

Investors may hold interests in the Notes outside the United States through Euroclear or Clearstream if they are participants in those systems, or indirectly through organizations which are participants in those systems. Euroclear and Clearstream will hold interests on behalf of their participants through customers’ securities accounts in Euroclear’s and Clearstream’s names on the books of their respective depositaries which in turn will hold such positions in customers’ securities accounts in the names of the nominees of the depositaries on the books of DTC. All securities in Euroclear or Clearstream are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

The following is based on information furnished by Euroclear or Clearstream, as the case may be.

Euroclear has advised us that:

•

It was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash;

•	Euroclear includes various other services, including securities lending and borrowing and interfaces with domestic markets in several countries;

•

Euroclear is operated by Euroclear Bank S.A./ N.V., as operator of the Euroclear System (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “Cooperative”);

•

The Euroclear Operator conducts all operations, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries and may include underwriters of securities offered by this general prospectus supplement;

•	Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly;

•

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law (collectively, the “Terms and Conditions”);

•

The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants, and has no record of or relationship with persons holding through Euroclear participants;

•

Distributions with respect to securities held beneficially through Euroclear will be credited to the cash accounts of Euroclear participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearstream has advised us that:

•

It is incorporated under the laws of Luxembourg as a professional depositary and holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream participants through electronic book-entry changes in accounts of Clearstream participants, thereby eliminating the need for physical movement of certificates;

•

Clearstream provides to Clearstream participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries;

•	As a professional depositary, Clearstream is subject to regulation by the Luxembourg Monetary Institute;

•

Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations and may include underwriters of securities offered by this general prospectus supplement;

•

Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream participant either directly or indirectly;

•

Distributions with respect to the securities held beneficially through Clearstream will be credited to cash accounts of Clearstream participants in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

We have provided the following descriptions of the operations and procedures of Euroclear and Clearstream solely as a matter of convenience. These operations and procedures are solely within the control of Euroclear and Clearstream and are subject to change by them from time to time. Neither we, the underwriters nor the trustee take any responsibility for these operations or procedures, and you are urged to contact Euroclear or Clearstream or their respective participants directly to discuss these matters.

Secondary market trading between Euroclear participants and Clearstream participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Euroclear and Clearstream and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Euroclear or Clearstream participants, on the other, will be effected within DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving notes in DTC, and making or receiving payment in accordance with normal procedures. Euroclear participants and Clearstream participants may not deliver instructions directly to their respective U.S. depositaries.

Because of time-zone differences, credits of securities received in Euroclear or Clearstream as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits, or any transactions in the securities settled during such processing, will be reported to the relevant Euroclear participants or Clearstream participants on that business day. Cash received in Euroclear or Clearstream as a result of sales of securities by or through a Euroclear participant or a Clearstream participant to a DTC participant will be received with value on the business day of settlement in DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day following settlement in DTC.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures in order to facilitate transfers of securities among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures and they may discontinue the procedures at any time.

UNITED STATES TAXATION

General

This section summarizes the material U.S. tax consequences to holders of Notes. However, the discussion is limited in the following ways:

•	The discussion only covers you if you buy your Notes in the initial offering.

•

The discussion only covers you if you hold your Notes as a capital asset (that is, for investment purposes), and if you do not have a special tax status (for example, a bank, an insurance company, a dealer in securities, or a tax-exempt organization).

•	The discussion does not cover tax consequences that depend upon your particular tax situation in addition to your ownership of Notes.

•

The discussion does not cover you if you are a partner in a partnership (or entity treated as a partnership for U.S. tax purposes). If a partnership holds Notes, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership.

•	The discussion is based on current law. Changes in the law may change the tax treatment of the Notes.

•	The discussion does not cover state, local or foreign law.

•	We have not requested a ruling from the IRS on the tax consequences of owning the Notes. As a result, the IRS could disagree with portions of this discussion.

If you are considering buying Notes, we suggest that you consult your tax advisor about the tax consequences of holding the Notes in your particular situation.

Tax Consequences to U.S. Holders

This section applies to you if you are a “U.S. Holder”. A “U.S. Holder” is:

•	an individual U.S. citizen or resident alien;

•	a corporation—or entity taxable as a corporation for U.S. federal income tax purposes—that was created under U.S. law (federal or state); or

•	an estate or trust whose world-wide income is subject to U.S. federal income tax.

Interest

•	If you are a cash method taxpayer (including most individual holders), you must report interest on the Notes in your income when you receive it.

•	If you are an accrual method taxpayer, you must report interest on the Notes in your income as it accrues.

Sale or Retirement of Notes

On your sale or retirement of your note:

•	You will have taxable gain or loss equal to the difference between the amount received by you and your tax basis in the Note. Your tax basis in the Note is your cost, subject to certain adjustments.

•

Your gain or loss will generally be capital gain or loss, and will be long term capital gain or loss if you held the Note for more than one year. For an individual, the maximum tax rate on long term capital gains is 15% for taxable years before 2011.

•

If you sell the Note between interest payment dates, a portion of the amount you receive reflects interest that has accrued on the note but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.

Information Reporting and Backup Withholding

Under the tax rules concerning information reporting to the IRS:

•

Assuming you hold your Notes through a broker or other securities intermediary, the intermediary must provide information to the IRS and to you on IRS Form 1099 concerning interest and retirement proceeds on your Notes, unless an exemption applies.

•

Similarly, unless an exemption applies, you must provide the intermediary with your Taxpayer Identification Number for its use in reporting information to the IRS. If you are an individual, this is your social security number. You are also required to comply with other IRS requirements concerning information reporting.

•

If you are subject to these requirements but do not comply, the intermediary must withhold at a rate currently equal to 28% of all amounts payable to you on the Notes (including principal payments). This is called “backup withholding”. If the intermediary withholds payments, you may use the withheld amount as a credit against your federal income tax liability.

•	All individuals are subject to these requirements. Some holders, including all corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements.

Tax Consequences to Non-U.S. Holders

This section applies to you if you are a “Non-U.S. Holder.” A “Non-U.S. Holder” is:

•	an individual that is a nonresident alien;

•	a corporation—or entity taxable as a corporation for U.S. federal income tax purposes—created under non-U.S. law; or

•	an estate or trust that is not taxable in the U.S. on its worldwide income.

Withholding Taxes

Generally, payments of principal and interest on the Notes will not be subject to U.S. withholding taxes.

However, for the exemption from withholding taxes to apply to you, you must meet one of the following requirements:

•

You provide a completed Form W-8BEN (or substitute form) to the bank, broker or other intermediary through which you hold your Notes. The Form W-8BEN contains your name, address and a statement that you are the beneficial owner of the Notes and that you are not a U.S. Holder.

•

You hold your Notes directly through a “qualified intermediary”, and the qualified intermediary has sufficient information in its files indicating that you are not a U.S. Holder. A qualified intermediary is a bank, broker or other intermediary that (1) is either a U.S. or non-U.S. entity, (2) is acting out of a non-U.S. branch or office and (3) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.

•

You are entitled to an exemption from withholding tax on interest under a tax treaty between the U.S. and your country of residence. To claim this exemption, you must generally complete Form W-8BEN and claim this exemption on the form. In some cases, you may instead be permitted to provide documentary evidence of your claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.

•

The interest income on the Notes is effectively connected with the conduct of your trade or business in the U.S., and is not exempt from U.S. tax under a tax treaty. To claim this exemption, you must complete Form W-8ECI.

Even if you meet one of the above requirements, interest paid to you will be subject to withholding tax under any of the following circumstances:

•	The withholding agent or an intermediary knows or has reason to know that you are not entitled to an exemption from withholding tax. Specific rules apply for this test.

•	The IRS notifies the withholding agent that information that you or an intermediary provided concerning your status is false.

•

An intermediary through which you hold the Notes fails to comply with the procedures necessary to avoid withholding taxes on the Notes. In particular, an intermediary is generally required to forward a copy of your Form W-8BEN (or other documentary information concerning your status) to the withholding agent for the Notes. However, if you hold your Notes through a qualified intermediary—or if there is a qualified intermediary in the chain of title between yourself and the withholding agent for the Notes—the qualified intermediary will not generally forward this information to the withholding agent.

•

You actually or constructively own 10% or more of the voting stock of the Company, are a “controlled foreign corporation” that is related to the Company, or are a bank making a loan in the ordinary course of its business. In these cases, you will be exempt from withholding taxes only if you are eligible for a treaty exemption or if the interest income is effectively connected with your conduct of a trade or business in the U.S., as discussed above.

Interest payments made to you will generally be reported to the IRS and to you on Form 1042-S. However, you will not receive Form 1042-S if you hold your Notes directly through a qualified intermediary and the applicable procedures are complied with.

The rules regarding withholding are complex and vary depending on your individual situation. They are also subject to change. We suggest that you consult with your tax advisor regarding the specific methods for satisfying these requirements.

Sale or Retirement of Notes

If you sell a Note or it is redeemed, you will not be subject to federal income tax on any gain unless one of the following applies:

•	The gain is connected with a trade or business that you conduct in the U.S.

•	You are an individual, you are present in the U.S. for at least 183 days during the year in which you dispose of the Note, and certain other conditions are satisfied.

•	The gain represents accrued interest, in which case the rules for interest would apply.

U.S. Trade or Business

If you hold your Note in connection with a trade or business that you are conducting in the U.S.:

•	Any interest on the Note, and any gain from disposing of the Note, generally will be subject to income tax as if you were a U.S. Holder.

•

If you are a corporation, you may be subject to the “branch profits tax” on your earnings that are connected with your U.S. trade or business, including earnings from the Note. This tax is 30%, but may be reduced or eliminated by an applicable income tax treaty.

Estate Taxes

If you are an individual, your Notes will not be subject to U.S. estate tax when you die. However, this rule only applies if, at your death, payments on the Notes were not connected to a trade or business that you were conducting in the U.S. and you did not own 10% or more of the voting stock of the Company.

Information Reporting and Backup Withholding

U.S. rules concerning information reporting and backup withholding are described above. These rules apply to Non-U.S. Holders as follows:

•

Principal and interest payments you receive will be automatically exempt from the usual rules if you are a Non-U.S. Holder exempt from withholding tax on interest, as described above. The exemption does not apply if the withholding agent or an intermediary knows or has reason to know that you should be subject to the usual information reporting or backup withholding rules. In addition, as described above, interest payments made to you may be reported to the IRS on Form 1042-S.

•

Sale proceeds you receive on a sale of your Notes through a broker may be subject to information reporting and/or backup withholding if you are not eligible for an exemption. In particular, information reporting and backup reporting may apply if you use the U.S. office of a broker, and information reporting (but not backup withholding) may apply if you use the foreign office of a broker that has certain connections to the U.S. In general, you may need to file Form W-8BEN to claim an exemption from information reporting and backup withholding. We suggest that you consult your tax advisor concerning information reporting and backup withholding on a sale.

European Union Tax Reporting and Withholding

Directive 2003/48/EC (the “Directive”) of the Council of the European Union, relating to the taxation of savings income, became effective on July 1, 2005. Under the Directive, if a paying agent for interest on a debt claim is resident in one member state of the European Union and an individual who is the beneficial owner of the interest is a resident of another member state, then the former member state is required to provide information (including the identity of the recipient) to authorities of the latter member state. “Paying agent” is defined broadly for this purpose and generally includes any agent of either the payor or payee. Belgium, Luxembourg and Austria have opted instead to withhold tax on the interest during a transitional period (initially at a rate of 15% but rising in steps to 35% after six years), subject to the ability of the individual to avoid withholding taxes through voluntary disclosure of the investment to the individual’s Member State. In addition, certain non-members of the European Union (Switzerland, Liechtenstein, Andorra, Monaco and San Marino), as well as dependent and associated territories of the United Kingdom and the Netherlands, have adopted equivalent measures effective on the same date, and some (including Switzerland) have exercised the option to apply withholding taxes as described above.

UNDERWRITING

Bristol-Myers Squibb and the underwriters for the offering named below have entered into an underwriting agreement, dated April 28, 2008, with respect to the Notes. Subject to certain conditions, each underwriter has severally agreed to purchase the principal amount of each series of the Notes indicated in the following table. Banc of America Securities LLC, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated (together, the “Managers”) are the representatives of the underwriters.

Underwriters	Principal Amount of the 2018 Notes	Principal Amount of the 2038 Notes
Banc of America Securities LLC	$ 180,000,000	$ 300,000,000
J.P. Morgan Securities Inc.	180,000,000	300,000,000
Morgan Stanley & Co. Incorporated	180,000,000	300,000,000
Citigroup Global Markets Inc.	15,000,000	25,000,000
Goldman, Sachs & Co.	15,000,000	25,000,000
Greenwich Capital Markets, Inc	15,000,000	25,000,000
UBS Securities LLC	15,000,000	25,000,000

Total	$ 600,000,000	$1,000,000,000

The underwriters are committed to take and pay for all of the Notes being offered, if any are taken.

Notes sold by the underwriters to the public will initially be offered at the initial public offering prices set forth on the cover of this prospectus supplement. Any Notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.300% of the principal amount of the 2018 Notes and 0.500% of the principal amount of the 2038 Notes. Any such securities dealers may resell any Notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.250% of the principal amount of the 2018 Notes and 0.250% of the principal amount of the 2038 Notes. If all the Notes are not sold at the initial offering prices, the representatives may change the offering prices and the other selling terms.

The underwriters intend to offer the Notes for sale in jurisdictions in the United States, Europe and Asia where it is legal to make such offers.

Each series of Notes is a new issue of securities with no established trading market. Bristol-Myers Squibb has been advised by the underwriters that the underwriters intend to make a market in each series of the Notes, but are not obligated to do so and may discontinue market-making at any time without notice. No assurance can be given as to the liquidity of the trading markets for the Notes.

In connection with the offering, the underwriters may purchase and sell Notes in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of Notes than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Notes while the offering is in progress.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased Notes sold by or for the account of such underwriter in stabilizing or short-covering transactions.

These activities by the underwriters, as well as other purchases by the underwriters for their own accounts, may stabilize, maintain or otherwise affect the market price of the Notes. As a result, the price of the Notes may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected in the over-the-counter market or otherwise.

Each of the underwriters has agreed that it will not offer, sell or deliver any of the Notes in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof and that it will take, at its own expense, whatever action is required to permit its purchase and resale of the Notes in those jurisdictions as set forth in the underwriting agreement.

In relation to each Member State of the European Economic Area (Iceland, Norway and Liechtenstein in addition to the member states of the European Union) which has implemented the Prospectus Directive (each, a “Relevant Member State”), each underwriter has represented and agreed that, with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Notes to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Notes which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Notes to the public in that Relevant Member State at any time:

(a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

(c) to fewer than 100 natural or legal persons other than qualified investors as defined in the Prospectus Directive, subject to obtaining prior consent of the representatives for any such offer; or

(d) in any other circumstances which do not require the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Notes to the public” in relation to any Notes in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, and the expression “Prospectus Directive” means Directive 2003/71/ EC and includes any relevant implementing measure in each Relevant Member State.

Each underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, as amended (the “FSMA”)) to persons who have professional experience in matters relating to investments falling within Article 1915 of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of the FSMA does not apply to the Company; and

(b) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Notes in, from or otherwise involving the United Kingdom.

The Notes may not be offered or sold by means of any document other than (a) in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), or (b) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder, or (c) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the Notes may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to Notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571, Laws of Hong Kong) and any rules made thereunder.

The Notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1998, as amended (the “FIEL”)), and each underwriter has agreed that it will not offer or sell any Notes, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEL and any other applicable laws, regulations and ministerial guidelines of Japan. As used in the paragraph, a resident of Japan means any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Notes may not be circulated or distributed, nor may the Notes be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (a) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (b) to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (c) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the Notes are subscribed or purchased under Section 275 by a relevant person which is: (a) a corporation (which is not an accredited investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or (b) a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary is an accredited investor, shares, debentures and units of shares and debentures of that corporation or the beneficiaries’ rights and interest in that trust shall not be transferable for six months after that corporation or that trust has acquired the Notes under Section 275 except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, or any person pursuant to Section 275(1A), and in accordance with the conditions, specified in Section 275 of the SFA; (2) where no consideration is given for the transfer; or (3) by operation of law.

Bristol-Myers Squibb estimates that its share of the total expenses of the Notes offered hereby, excluding underwriting discounts and commissions, will be approximately $2,160,000.

Bristol-Myers Squibb has agreed to indemnify the underwriters against certain liabilities, including liabilities under the Act.

In the ordinary course of their respective businesses, certain of the underwriters and their respective affiliates have in the past provided, and may in the future from time to time provide, investment banking and general financing and banking services to us and certain of our affiliates, for which they have in the past received, and may in the future receive, customary fees and expenses.

VALIDITY OF THE NOTES

Certain legal matters in connection with the offering of the Notes will be passed upon for Bristol-Myers Squibb by Sandra Leung, who serves as Senior Vice President, General Counsel and Corporate Secretary of the Company, and by Cravath, Swaine & Moore LLP, New York, New York. The validity of the Notes will be passed upon for the underwriters by Sullivan & Cromwell LLP, New York, New York.

EXPERTS

The 2007 and 2006 financial statements, the related financial statement schedule, and the retrospective adjustments to the 2005 financial statements incorporated in this prospectus supplement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of the Company’s internal control over financial reporting for the year ended December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which report on the financial statements, financial statement schedule, and retrospective adjustments expresses an unqualified opinion and includes an explanatory paragraph referring to the Company’s adoption of new accounting standards in 2007 and 2006). Such financial statements and financial statement schedule have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements for the year ended December 31, 2005 before the effects of the adjustments to retrospectively reflect the discontinued operations described in Note 5, (not separately included or incorporated by reference in the Prospectus) have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The consolidated financial statements for the year ended December 31, 2005 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP solely with respect to those financial statements before the effects of the adjustments to retrospectively reflect the discontinued operations described in Note 5, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION—DOCUMENTS INCORPORATED BY REFERENCE

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings also are available over the Internet at the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

i.	Annual Report on Form 10-K for the year ended December 31, 2007;

ii.	Quarterly Report on Form 10-Q for the quarter ended March 31, 2008; and

iii.	Current Reports on Form 8-K, or filed portions of those reports, filed (but not portions of those reports which were furnished) on January 23, 2008, February 15, 2008, and March 10, 2008.

We encourage you to read our periodic and current reports, as we think these reports provide additional information about our company which prudent investors find important. We make available free of charge most of our SEC filings through our Internet website (www.bms.com) as soon as reasonably practical after they are filed with the SEC. The information contained on our website is not a part of this prospectus supplement. You may access these SEC filings on our website. You also may request a copy of these filings at no cost, by writing to or telephoning us at:

Bristol-Myers Squibb Company

345 Park Avenue

New York, New York 10154

Attention: Secretary

Telephone: 212-546-4000

You should rely only on the information incorporated by reference or provided in this prospectus supplement and the accompanying prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement or the accompanying prospectus, including any information incorporated by reference, is accurate as of any date other than the date on the front cover of this prospectus supplement or the accompanying prospectus.

PROSPECTUS

BRISTOL-MYERS SQUIBB COMPANY

345 PARK AVENUE

NEW YORK, NY 10154

DEBT SECURITIES

PREFERRED STOCK

DEPOSITARY SHARES

COMMON STOCK

WARRANTS

BRISTOL-MYERS SQUIBB WILL PROVIDE SPECIFIC TERMS OF THESE SECURITIES IN SUPPLEMENTS TO THIS PROSPECTUS.

YOU SHOULD READ THIS PROSPECTUS AND ANY SUPPLEMENT TO THIS PROSPECTUS CAREFULLY BEFORE YOU INVEST.

The common stock and $2 convertible preferred stock of Bristol-Myers Squibb are listed on the New York Stock Exchange under the symbols “BMY” and “BMYPR”, respectively. Any common stock or $2 convertible preferred stock sold pursuant to a prospectus supplement will be listed, subject to notice of issuance, on these stock exchanges.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2008.

Investing in our securities involves risk. See “ Risk Factors” on page 1 of this prospectus.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf process, we may offer from time to time any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering, including amounts, prices and terms of the securities being offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described immediately below under the heading “Where You Can Find More Information”.

DESCRIPTION OF THE COMPANY

Bristol-Myers Squibb Company (which may be referred to as Bristol-Myers Squibb or the Company) is a global biopharmaceutical and related health care products company whose mission is to extend and enhance human life by providing the highest quality pharmaceutical and related health care products. The Company, through its divisions and subsidiaries, is engaged in the discovery, development, licensing, manufacturing, marketing, distribution and sale of pharmaceuticals and other related health care products.

The Company has three reportable segments—Pharmaceuticals, Nutritionals and ConvaTec. The Pharmaceuticals segment consists of the global pharmaceutical / biotechnology and international consumer medicines business. The Nutritionals segment consists of Mead Johnson Nutritionals (Mead Johnson), primarily an infant formula and children’s nutritionals business. The ConvaTec segment consists of the ostomy, wound and skin care business.

Our principal executive offices are located at 345 Park Avenue, New York, New York 10154, and our telephone number is (212) 546-4000. Our website is located at www.bms.com. The information on our website is not incorporated by reference in this prospectus.

RISK FACTORS

An investment in our securities involves risks. You should carefully consider the risks described in our filings with the SEC referred to under the heading “Where You Can Find More Information,” as well as the risks included and incorporated by reference in this prospectus, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the year ended December 31, 2007, as updated by annual, quarterly and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein.

USE OF PROCEEDS

Unless we otherwise specify in the applicable prospectus supplement, the net proceeds we receive from the sale of the securities offered by this prospectus and the accompanying prospectus supplement will be used for general corporate purposes. General corporate purposes may include the repayment of debt, investments in or extensions of credit to our subsidiaries, redemption of preferred stock, or the financing of possible acquisitions or business expansion. The net proceeds may be invested temporarily or applied to repay short-term debt until they are used for their stated purpose.

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED STOCK DIVIDENDS

The following table sets forth the Company’s ratio of earnings to fixed charges and the Company’s ratio of earnings to combined fixed charges and preferred stock dividends for each of the periods indicated:

	Three Months Ended March 31, 2008	Year Ended December 31,
		2007	2006	2005	2004	2003
Ratio of earnings to fixed charges	13.97	7.89	5.15	11.65	12.40	13.46
Ratio of earnings to combined fixed charges and preferred stock dividends	13.97	7.89	5.15	11.65	12.40	13.46

We compute the ratio of earnings to fixed charges by dividing earnings by fixed charges.

We compute the ratio of earnings to combined fixed charges and preferred stock dividends by dividing earnings by the sum of fixed charges and dividends on preferred stock. Due to the immaterial amount of preferred stock dividends, the ratio of earnings to combined fixed charges and preferred stock dividends is equal to the ratio of earnings to fixed charges.

“Fixed Charges” consists of interest and debt expense, capitalized interest and one-third of rental expense (which we believe to be a conservative estimate of an interest factor in our leases, which are not material). “Earnings” consists of income from continuing operations before provision for minority interests and income taxes (excluding equity in net income of affiliates), plus Fixed Charges, distributed income of equity investments and pre-tax losses of equity investees.

DESCRIPTION OF THE DEBT SECURITIES

The following description of the terms of the debt securities sets forth general terms that may apply to the debt securities. The particular terms of any debt securities will be described in the prospectus supplement relating to those debt securities.

The debt securities will be either our senior debt securities or our subordinated debt securities. The senior debt securities will be issued under an indenture dated as of June 1,1993, as subsequently supplemented, between us and The Bank of New York, a New York banking corporation (successor to JPMorgan Chase Bank, N.A. (formerly JPMorgan Chase Bank, formerly The Chase Manhattan Bank (successor to The Chase Manhattan Bank (National Association)))), as trustee. This indenture is referred to as the “senior indenture”. The subordinated debt securities will be issued under an indenture to be entered into between us and the trustee named in a prospectus supplement. This indenture is referred to as the “subordinated indenture”. The senior indenture and the subordinated indenture are together called the “indentures”.

The following is a summary of the most important provisions that are in the senior indenture and will be in the subordinated indenture. Copies of the indentures are or will be filed as exhibits to the registration statement of which this prospectus is a part. We encourage you to read our indentures.

GENERAL

Neither indenture limits the amount of debt securities that we may issue. Each indenture provides that debt securities may be issued up to the principal amount authorized by our board of directors from time to time. The senior debt securities will be unsecured and will have the same rank as all of our other unsecured and unsubordinated debt. The subordinated debt securities will be unsecured and will be subordinated and junior to all senior indebtedness.

The debt securities may be issued in one or more separate series of senior debt securities or subordinated debt securities. The prospectus supplement relating to the particular series of debt securities being offered will describe the particular amounts, prices and terms of those debt securities. These terms will include:

•	the title and type of the debt securities;

•	the total principal amount of the debt securities;

•	the percentage of the principal amount at which the debt securities will be issued and any payments due if the maturity of the debt securities is accelerated;

•	the date or dates on which the principal of the debt securities will be payable or the method of determining such dates;

•

whether the debt securities will be denominated in, and whether the principal of and any premium and any interest on the debt securities will be payable in, any foreign currency or foreign currency units;

•

the interest rate or rates, if any, which the debt securities will bear, the date or dates from which any interest will accrue, the interest payment dates for the debt securities and the regular record date for any interest payable on any interest payment date;

•	any optional or mandatory redemption provisions;

•	any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;

•	whether the debt securities are to be issued in individual certificates to each holder or in the form of global securities held by a depositary on behalf of holders;

•	any changes to or additional events of default or covenants;

•	any special tax implications of the debt securities, including provisions for original issue discount securities, if offered;

•	any conversion or exchange provisions; and

•	any other specific terms of the debt securities.

Unless we otherwise specify in the prospectus supplement:

•	the debt securities will be registered debt securities; and

•	registered debt securities denominated in U.S. dollars will be issued in denominations of $1,000 or an integral multiple of $1,000.

Debt securities may bear legends required by applicable laws and regulations or the rules of any securities exchange.

If any of the debt securities are sold for any foreign currency or currency unit, or if any payments on the debt securities are payable in any foreign currency or currency unit, the prospectus supplement will describe any restrictions, elections, tax consequences, specific terms and other information relating to the debt securities and the foreign currency or currency unit.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount securities bear no interest or bear interest at below-market rates. These are sold at a discount below their stated principal amount. If we issue these securities, the prospectus supplement will describe any special tax, accounting or other considerations relevant to these securities.

Exchange, Registration and Transfer

Debt securities may be transferred or exchanged at the corporate trust office of the security registrar or at any other office or agency which is maintained for these purposes. No service charge will be payable upon the transfer or exchange, except for any applicable tax or governmental charge.

The designated security registrar in the United States for the senior debt securities is The Bank of New York, located at 101 Barclay Street, Floor 8 West, New York, New York 10286. The security registrar for the subordinated debt securities will be designated in a prospectus supplement.

In the event of any redemption in part of any series of debt securities, we will not be required to issue, register the transfer of or exchange debt securities of any series between the opening of business 15 days before the day of the mailing of a notice of redemption of securities of such series selected for redemption and the close of business on the date of such mailing.

Payment and Paying Agent

We will pay principal, interest and any premium on fully registered securities in the designated currency or currency unit at the office of the paying agent. Payment of interest on fully registered securities may be made by check mailed to the registered addresses of the persons in whose names the debt securities are registered on days specified in the indentures or any prospectus supplement.

If any amount payable on any debt security or coupon remains unclaimed at the end of two years after the amount became due and payable, the paying agent will release, upon our written request, any unclaimed amounts to us.

Our paying agent in the United States for the senior debt securities is The Bank of New York, located at 101 Barclay Street, Floor 8 West, New York, New York 10286. We will designate the paying agent for any subordinated debt securities in the applicable prospectus supplement.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global certificates. Those certificates will be deposited with a depositary that we will identify in a prospectus supplement. We will describe the specific terms of the depositary arrangement relating to a series of debt securities in the prospectus supplement.

Unless we otherwise specify in a prospectus supplement, we anticipate that the following provisions will apply to our depositary arrangements:

U.S. Book-Entry Securities. Debt securities of a series represented by a definitive global registered security and deposited with or on behalf of a depositary in the United States will be registered in the name of the depositary or its nominee. These securities are referred to as “book-entry securities”.

When a global security is issued and deposited with the depositary, the depositary will credit, on its book-entry registration and transfer system, the respective principal amounts represented by that global security to the accounts of institutions that have accounts with the depositary. Institutions that have accounts with the depositary are referred to as “participants”.

The accounts to be credited shall be designated by the underwriters or agents for the sale of such book-entry securities or by us, if we offer and sell those securities directly.

Ownership of book-entry securities is limited to participants or persons that may hold interests through participants. In addition, ownership of these securities will be evidenced only by, and the transfer of that ownership will be effected only through, records maintained by the depositary or its nominee or by participants or persons that hold through other participants.

So long as the depositary, or its nominee, is the registered owner of a global security, that depositary or nominee will be considered the sole owner or holder of the book-entry securities represented by the global security for all purposes under the indenture. Payments of principal, interest and premium on those securities will be made to the depositary or its nominee as the registered owner or the holder of the global security.

Owners of book-entry securities:

•	will not be entitled to have the debt securities registered in their names;

•	will not be entitled to receive physical delivery of the debt securities in definitive form; and

•	will not be considered the owners or holders of those debt securities under the indenture.

The laws of some jurisdictions require that purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to purchase or transfer book-entry securities.

We expect that the depositary for book-entry securities of a series will immediately credit participants’ accounts with payments received by the depositary or nominee in amounts proportionate to the participants’ beneficial interests as shown on the records of such depositary.

We also expect that payments by participants to owners of beneficial interests in a global security held through the participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name”. The payments by participants to the owners of beneficial interests will be the responsibility of those participants.

Special Situation When a Global Security Will Be Terminated. In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own bank or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors below.

The global security will terminate when the following special situations occur:

•

If the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days; or

•	If we notify the trustee that we wish to terminate that global security.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary—and not we or the trustee—is responsible for deciding the names of the institutions that will be the initial direct holders.

Satisfaction and Discharge; Defeasance

We may be discharged from our obligations on the debt securities of any series that have matured or will mature or be redeemed within one year if we deposit with the trustee enough cash to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect:

1. to be discharged from all of our obligations (subject to limited exceptions) with respect to any series of debt securities then outstanding; and/or

2. to be released from our obligations under the following covenants and from the consequences of an event of default or cross-default resulting from a breach of these covenants:

a. the limitations on mergers, consolidations and certain sales of assets,

b. with respect to the senior indenture, the limitations on sale and leaseback transactions, and

c. with respect to the senior indenture, the limitations on liens to secure debt.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or U.S. government obligations, if the debt securities are denominated in U.S. dollars. This amount may be made in cash and/or foreign government securities if the debt securities are denominated in a foreign currency. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for Federal income tax purposes as a result of the action.

If either of the above events occurs, the holders of the debt securities of the series will not be entitled to the benefits of the indentures, except for the right to payment from the trust mentioned above of the principal and any premium of and any interest on such debt securities and rights relating to the registration of, transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

Events of Default, Notice and Waiver

If a specified event of default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in principal amount of the debt securities of the series may declare the entire principal amount of all the debt securities of that series (or, if the debt securities are original issue discount securities, such portion of the principal as may be described in the applicable prospectus supplement) to be due and payable immediately.

The declaration may be annulled and past defaults may be waived by the holders of a majority of the principal amount of the debt securities of that series if we satisfy certain conditions. However, payment defaults that are not cured may only be waived by all holders of the debt securities.

Each indenture defines an event of default in connection with any series of debt securities as one or more of the following events:

•	we fail to pay the principal of or any premium on such debt security when due;

•	we fail to deposit any sinking fund payment on such series when due;

•	we fail to pay interest when due on such series for 30 days after it is due;

•

we fail to perform any other covenant in the indenture related to the debt securities of the series and this failure continues for 90 days after we receive written notice of it (this provision is only applicable to senior debt securities);

•	we or a court take certain actions relating to the bankruptcy, insolvency or reorganization of our company; and

•	any other event of default provided in a supplemental indenture or board resolution under which a series of securities is issued or in the form of that security.

For the events of default applicable to a particular series of debt securities, see the prospectus supplement relating to such series. A default under our other indebtedness will not be a default under the indentures, and a default under one series of debt securities will not necessarily be a default under another series.

Each indenture requires the trustee to give the holders of a series of debt securities notice of a default for that series within 90 days unless the default is cured or waived. However, the trustee may withhold this notice if it determines in good faith that it is in the interest of those holders. The trustee may not, however, withhold this notice in the case of a payment default.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights or powers under either indenture at the request or direction of any of the holders of debt securities, unless the holders have offered to the trustee reasonable indemnification.

If such indemnification is provided, the holders of a majority in principal amount of outstanding debt securities of any series may, subject to certain limitations, direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or other power conferred on the trustee.

Each indenture includes a covenant that we will deliver within 120 days after the end of each fiscal year to the trustee a certificate of no default, or specifying the nature and status of any default that exists.

Street name and other indirect holders should consult their banks and brokers for information on their requirements for giving notice or taking other actions upon a default.

Modification of the Indentures

Together with the trustee, we may, when authorized by our board of directors, modify the indentures without the consent of the holders for limited purposes, including, but not limited to, adding to our covenants or events of default, establishing forms or terms of debt securities, and curing ambiguities.

Together with the trustee, we may, when authorized by our board of directors, also make modifications and amendments to each indenture with the consent of the holders of a majority in principal amount of the outstanding debt securities of all affected series. However, without the consent of each affected holder, no modification may:

•	change the stated maturity of any debt security;

•	reduce the principal, premium (if any), rate of interest or change the method of computing the amount of principal or interest on any debt security;

•	change any place of payment or the currency in which any debt security or any premium or interest thereon is payable;

•	impair the right to enforce any payment after the stated maturity or redemption date;

•	reduce the percentage of holders of outstanding debt securities of any series required to consent to any modification, amendment or waiver under the indentures;

•	modify the provisions in the indentures relating to the waiver of past defaults and the waiver of certain covenants; or

•	modify the provisions in the indentures relating to adding provisions or changing or eliminating provisions of the indenture or modifying rights of holders of securities under the indenture.

Notices to Holders

Notice shall be given to holders of securities by mail to the addresses of the holders as they appear in the Security Register.

Title

We, the trustee, and any agent of ours or the trustee may treat the registered owner of any registered security as the absolute owner of that security for all purposes.

Replacement of Securities

We will replace debt securities that have been mutilated, but you will have to pay for the replacement and will have to surrender the mutilated debt security to the trustee first. Debt securities that become destroyed, stolen, or lost will only be replaced by us upon your providing evidence of destruction, loss, or theft that the trustee and we find satisfactory. In the case of a destroyed, lost, or stolen debt security, we may also require you, as the holder of the debt security, to indemnify the trustee and us before we will issue any replacement debt security.

Governing Law

The indentures and the debt securities will be governed by, and construed under, the laws of the State of New York.

Our Relationship with the Trustee

We may from time to time maintain lines of credit, and have other customary banking relationships, with the trustee under the senior indenture or the trustee under the subordinated indenture.

Merger Covenant

Limitation on Merger, Consolidation and Transfers or Conveyances of Assets. The following covenant is applicable to both our senior debt securities and our subordinated debt securities. We may not, without the consent of the holders of the debt securities, merge into or consolidate with any other corporation, or convey or transfer our properties and assets substantially as an entirety to another person unless:

•	the successor is a U.S. corporation or person;

•	the successor assumes, by a supplemental indenture, on the same terms and conditions all the obligations under the debt securities and the indentures;

•	immediately after giving effect to the transaction, there is no default under the applicable indenture; and

•

we have delivered to the trustee an officer’s certificate and opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture comply with the conditions set forth in the senior indenture or subordinated indenture, as applicable.

The remaining or acquiring corporation will take over all of our rights and obligations under the indentures.

SENIOR DEBT SECURITIES

The senior debt securities will be unsecured and will rank equally with all of our other unsecured and non-subordinated debt.

Covenants

The restrictive covenants summarized below will apply (unless waived or amended) so long as any of the senior debt securities are outstanding, unless the prospectus supplement states otherwise. We have provided at the end of these covenants definitions of the capitalized words used in discussing the covenants.

Limitations on Liens. We have agreed not to create, assume or suffer to exist, any mortgages or other liens upon any Restricted Property to secure any of our Debt or Debt of any Subsidiary or any other person, or permit any Subsidiary to do so, without securing the senior debt securities equally and ratably with all other indebtedness secured by such lien. This covenant has certain exceptions, which generally permit:

•	mortgages and liens existing on property owned by or leased by persons at the time they become Subsidiaries;

•	mortgages and liens existing on property at the time the property was acquired by us or a Subsidiary;

•

mortgages and liens incurred prior to, at the time of, or within 12 months after the time of acquisition of, or completion of construction, alteration, repair or improvement on, any Restricted Property to finance such acquisition, construction, alteration, repair or improvement, and any mortgage or lien to the extent that it secures Debt which is in excess of such cost or purchase price and for the payment of which recourse may be had only against such Restricted Property;

•	any mortgages and liens securing Debt of a Subsidiary that the Subsidiary owes to us or another Subsidiary;

•	any mortgages and liens securing industrial development, pollution control, or similar revenue bonds;

•	with respect to any series of debt securities, any lien existing on the date of issuance of such debt securities;

•

any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any lien referred to above, so long as the principal amount of Debt secured thereby does not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement (except that, where an additional principal amount of Debt is incurred to provide funds for the completion of a specific project, the additional principal amount, and any related financing costs, may be secured by the lien as well) and the lien is limited to the same property subject to the lien so extended, renewed or replaced (and any improvements on such property); and

•

mortgages and liens otherwise prohibited by this covenant, securing Debt which, together with the aggregate outstanding principal amount of all other Debt of us and our Subsidiaries owning Restricted Property which would otherwise be subject to such covenant and the aggregate Value of certain existing Sale and Leaseback Transactions which would be subject to the covenant on “Sale and Leaseback Transactions” but for this provision, does not exceed 10% of Consolidated Net Tangible Assets.

Limitation on Sale and Leaseback Transactions. Neither we nor any Subsidiary owning Restricted Property may enter into any Sale and Leaseback Transaction unless we or such Subsidiary could incur Debt, in a principal amount at least equal to the Value of such Sale and Leaseback Transaction, which is secured by liens on the property to be leased without equally and ratably securing the outstanding senior debt securities without violating the “Limitation on Liens” covenant discussed above. We, or any such Subsidiary, may also enter into a Sale and Leaseback Transaction if, during the six months following the effective date of such Sale and Leaseback Transaction, we apply an amount equal to the Value of such Sale and Leaseback Transaction to the acquisition of Restricted Property or to the voluntary retirement of debt securities or Funded Debt. We will receive a credit toward the amount required to be applied to such retirement of indebtedness for the principal amount of any debt securities or Funded Debt delivered to the trustee for retirement or cancellation during the six months immediately following the effective date of such Sale and Leaseback Transaction.

General. The covenants described above only restrict our ability to place liens on, or enter into Sale and Leaseback Transactions in respect of, those manufacturing facilities in the United States which individually constitute 2% or more of our Consolidated Net Tangible Assets and which our board of directors believes are of material importance to our business (any such property, a “Restricted Property”, as defined below). We do not currently have any domestic manufacturing facilities that meet this 2% test. As a result, these covenants do not currently restrict us from securing indebtedness with any of our physical facilities or from entering into Sale and Leaseback Transactions with respect to any of our physical facilities, and if we did so, we would not be required to similarly secure any senior debt securities issued under the indenture. In February 2007, the Company completed the land purchase of an 89-acre site to locate its large scale multi-product bulk biologics manufacturing facility in Devens, Massachusetts. The Company projects that the Devens, Massachusetts facility will be operationally complete by 2009 and will begin production of biologic compounds by 2011. It is possible that the Devens, Massachusetts facility will be a Restricted Property and, to the extent that it or any other property becomes a Restricted Property, we will amend this prospectus to disclose or disclose in the prospectus supplement the existence of any mortgage or lien on or any Sale and Leaseback Transaction covering any such Restricted Property which would require us to secure the debt securities or apply certain amounts to retirement of indebtedness or acquisitions of property.

Other than the restrictions on liens and Sale and Leaseback Transactions described above, the indenture and the debt securities do not contain any covenants or other provisions designed to protect holders of the debt securities in the event of a highly leveraged transaction involving the Company.

Definitions

We have summarized below definitions of some of the terms used in the senior indenture. In the definitions, all references to “us”, “we” or “our” mean Bristol-Myers Squibb Company only.

“Consolidated Net Tangible Assets” means the total amount of our assets (less applicable reserves and other properly deductible items) after deducting:

•

all current liabilities (excluding liabilities that are extendable or renewable at the option of the obligor to a date more than 12 months after the date as of which the amount is being determined); and

•	all goodwill, trade names, trademarks, patents, unamortized debt discount and expense and other like intangible assets,

all as set forth on our most recent consolidated balance sheet and determined on a consolidated basis in accordance with generally accepted accounting principles.

“Debt” means:

•	all obligations represented by notes, bonds, debentures or similar evidences of indebtedness;

•	all indebtedness for borrowed money or for the deferred purchase price of property or services other than, in the case of any such deferred purchase price, on normal trade terms; and

•	all rental obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases.

“Funded Debt” means:

•	our Debt or Debt of a Subsidiary owning Restricted Property, maturing by its terms more than one year after its creation; and

•	Debt classified as long-term debt under generally accepted accounting principles.

The definition of Funded Debt only includes Debt incurred by us meeting one of the above requirements if it ranks at least equally with the senior debt securities.

“Restricted Property” means:

•

any manufacturing facility, or portion thereof, owned or leased by us or any of our Subsidiaries and located within the continental United States which, in our board of directors’ opinion, is of material importance to our business and the business of our Subsidiaries taken as a whole; provided that no manufacturing facility, or portion thereof, shall be deemed of material importance if its gross book value before deducting accumulated depreciation is less than 2% of Consolidated Net Tangible Assets; and

•	any shares of common stock or indebtedness of any Subsidiary owning any such manufacturing facility.

In this definition, “manufacturing facility” means property, plant and equipment used for actual manufacturing and for activities directly related to manufacturing. The definition excludes sales offices, research facilities and facilities used only for warehousing, distribution or general administration.

“Sale And Leaseback Transaction” means any arrangement pursuant to which we or any Subsidiary leases from another person any Restricted Property that has been or is to be sold or transferred by us or the Subsidiary to such person, other than:

•	temporary leases for a term, including renewals at the option of the lessee, of three years or less;

•	leases between us and a Subsidiary or between Subsidiaries;

•	leases executed within 12 months after the latest of the acquisition, the completion of construction or improvement, or the commencement of commercial operation, of such Restricted Property; and

•	arrangements pursuant to any provision of law with an effect similar to that under former Section 168(f)(8) of the Internal Revenue Code of 1954.

“Subsidiary” means a corporation of which we or one or more corporations meeting this definition owns, directly or indirectly, the majority of the outstanding voting stock.

“Value” means, with respect to a Sale and Leaseback Transaction, an amount equal to the present value of the lease payments remaining on the date as of which the amount is being determined, without regard to any renewal or extension options contained in the lease. To determine such present value, we use a discount rate equal to the weighted average interest rate on the debt securities of all series which are outstanding on the effective date of the Sale and Leaseback Transaction and which have the benefit of the covenant limiting Sale and Leaseback Transactions discussed above.

SUBORDINATED DEBT SECURITIES

The subordinated debt securities will be unsecured. The subordinated debt securities will be subordinate in right of payment to all senior indebtedness.

In addition, claims of our subsidiaries’ creditors and preferred stockholders generally will have priority with respect to the assets and earnings of the subsidiaries over the claims of our creditors, including holders of the subordinated debt securities, even though those obligations may not constitute senior indebtedness. The subordinated debt securities, therefore, will be effectively subordinated to creditors, including trade creditors, and preferred stockholders of our subsidiaries.

The subordinated indenture defines “senior indebtedness” to mean the principal of, premium, if any, and interest on:

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all indebtedness for money borrowed or guaranteed by us other than the subordinated debt securities, unless the indebtedness expressly states that it has the same ranks as, or ranks junior to, the subordinated debt securities; and

•	any deferrals, renewals or extensions of any senior indebtedness.

However, the term “senior indebtedness” will not include:

•	any of our obligations to our Subsidiaries;

•	any liability for Federal, state, local or other taxes owed or owing by us;

•	any accounts payable or other liability to trade creditors, arising in the ordinary course of business, including guarantees of, or instruments evidencing, those liabilities;

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any indebtedness, guarantee or obligation of ours which is expressly subordinate or junior in right of payment in any respect to any other indebtedness, guarantee or obligation of ours, including any senior subordinated indebtedness and any subordinated obligations;

•	any obligations with respect to any capital stock; or

•	any indebtedness incurred in violation of the subordinated indenture.

There is no limitation on our ability to issue additional senior indebtedness. The senior debt securities constitute senior indebtedness under the subordinated indenture. The subordinated debt securities will rank equally with our other subordinated indebtedness.

Under the subordinated indenture, no payment may be made on the subordinated debt securities and no purchase, redemption or retirement of any subordinated debt securities may be made in the event:

•	any senior indebtedness is not paid when due; or

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the maturity of any senior indebtedness is accelerated as a result of a default, unless the default has been cured or waived and the acceleration has been rescinded or that senior indebtedness has been paid in full.

We may, however, pay the subordinated debt securities without regard to the above restriction if the representatives of the holders of the applicable senior indebtedness approve the payment in writing to us and the trustee.

The representatives of the holders of senior indebtedness may notify us and the trustee in writing of a default, which can result in the acceleration of that senior indebtedness’ maturity without further notice or the expiration of any grace periods. In this event, we may not pay the subordinated debt securities for 179 days after receipt of that notice of such default unless the person who gave such notice gives written notice to the trustee and to us terminating the period of non-payment, the senior indebtedness is paid in full or the default that caused such notice is no longer continuing. If the holders of senior indebtedness or their representatives have not accelerated the maturity of the senior indebtedness at the end of the 179 day period, we may resume payments on the subordinated debt securities. Not more than one such notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to senior indebtedness during that period.

In the event we pay or distribute our assets to creditors upon a total or partial liquidation or dissolution of us, or in bankruptcy or reorganization relating to us or our property, the holders of senior indebtedness will be entitled to receive payment in full of the senior indebtedness before the holders of subordinated debt securities are entitled to receive any payment of either principal or interest. Until the senior indebtedness is paid in full, any payment or distribution to which holders of subordinated debt securities would be entitled but for the subordination provisions of the subordinated indenture will be made to holders of the senior indebtedness.

If a distribution is made to holders of subordinated debt securities that, due to the subordination provisions, should not have been made to them, those holders of subordinated debt securities are required to hold it in trust for the holders of senior indebtedness, and pay it over to them as their interests may appear.

If payment of the subordinated debt securities is accelerated because of an event of default, either we or the trustee will promptly notify the holders of senior indebtedness or their representatives of the acceleration. We may not pay the subordinated debt securities until five business days after the holders of senior indebtedness or their representatives receive notice of the acceleration. Thereafter, we may pay the subordinated debt securities only if the subordination provisions of the subordinated indenture otherwise permit payment at that time.

As a result of the subordination provisions contained in the subordinated indenture, in the event of insolvency, our creditors who are holders of senior indebtedness may recover more, ratably, than the holders of subordinated debt securities. In addition, our creditors who are not holders of senior indebtedness may recover less, ratably, than holders of senior indebtedness and may recover more, ratably, than the holders of subordinated indebtedness. It is important to keep this in mind if you decide to hold our subordinated debt securities.

DESCRIPTION OF THE PREFERRED STOCK

The following is a description of general terms and provisions of our preferred stock. The particular terms of any series of preferred stock will be described in the applicable prospectus supplement.

All the terms of the preferred stock are, or will be, contained in our Certificate of Incorporation and the certificate of designation relating to each series of the preferred stock, which will be filed with the SEC at or before the time we issue a series of the preferred stock.

We are authorized to issue up to 10,000,000 shares of preferred stock, par value $1.00 per share. As of March 31, 2008, 5,692 shares of $2 convertible preferred stock, liquidation preference $50 per share, were outstanding. Our $2 convertible preferred stock is listed on the New York Stock Exchange under the symbol “BMYPR” and votes as a single class with our common stock, with each share entitled to a single vote. Subject to limitations prescribed by law, the board of directors is authorized at any time to:

•	issue one or more series of preferred stock;

•	determine the designation for any series by number, letter or title that shall distinguish the series from any other series of preferred stock; and

•	determine the number of shares in any series.

The board of directors is authorized to determine, for each series of preferred stock, and the prospectus supplement will set forthwith respect to the series the following information:

•	whether dividends on that series of preferred stock will be cumulative and, if so, from which date;

•	the dividend rate;

•	the dividend payment date or dates;

•	the liquidation preference per share of that series of preferred stock, if any;

•	any conversion provisions applicable to that series of preferred stock;

•	any redemption or sinking fund provisions applicable to that series of preferred stock;

•	the voting rights of that series of preferred stock, if any; and

•	the terms of any other preferences or special rights applicable to that series of preferred stock.

The preferred stock, when issued, will be fully paid and nonassessable.

Dividends

Holders of preferred stock will be entitled to receive, when, as and if declared by our board of directors, cash dividends at the rates and on the dates as set forth in the applicable certificate of designation. Generally, no dividends will be declared or paid on any series of preferred stock unless full dividends for all series of preferred stock, including any cumulative dividends still owing, have been or contemporaneously are declared and paid. When those dividends are not paid in full, dividends will be declared pro-rata so that the amount of dividends declared per share on each series of preferred stock will bear to each other series the same ratio that accrued dividends per share for each respective series of preferred stock bear to aggregate accrued dividends for all outstanding shares of preferred stock. In addition, generally, unless all dividends on the preferred stock have been paid, no dividends will be declared or paid on the common stock and we may not redeem or purchase any common stock.

Payment of dividends on any series of preferred stock may be restricted by loan agreements, indentures and other transactions we may enter into.

Convertibility

No series of preferred stock will be convertible into, or exchangeable for, other securities or property except as set forth in the applicable certificate of designation.

Redemption and Sinking Fund

No series of preferred stock will be redeemable or receive the benefit of a sinking fund except as set forth in the applicable certificate of designation.

Shares of preferred stock that we redeem or otherwise reacquire will resume the status of authorized and unissued shares of preferred stock undesignated as to series, and will be available for subsequent issuance. There are no restrictions on repurchase or redemption of the preferred stock while there is any arrearage on sinking fund installments except as may be set forth in the applicable certificate of designation.

Liquidation

In the event we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of each series of preferred stock will be entitled to receive the liquidation preference per share specified in the prospectus supplement, plus any accrued and unpaid dividends. Holders of preferred stock will be entitled to receive these amounts before any distribution is made to the holders of common stock.

If the amounts payable to preferred stockholders are not paid in full, the holders of preferred stock will share ratably in any distribution of assets based upon the aggregate liquidation preference for all outstanding shares for each series. After the holders of shares of preferred stock are paid in full, they will have no right or claim to any of our remaining assets.

Neither the par value nor the liquidation preference is indicative of the price at which the preferred stock will actually trade on or after the date of issuance.

Voting

The holders of preferred stock will not be entitled to vote with the holders of common stock in the election of directors, except as provided in the certificate of designation with respect to a particular series. However, if and whenever accrued dividends on the preferred stock have not been paid or declared and a sum sufficient for the payment thereof set aside, in an amount equivalent to six quarterly dividends on all shares of all series of preferred stock at the time outstanding, then the holders of the preferred stock, voting separately as a class, will be entitled to elect two directors at the next annual or special meeting of the stockholders. During the time the holders of preferred stock are entitled to elect two additional directors, they are not entitled to vote with the holders of common stock in the election of any other directors. If all accumulated dividends on preferred stock have been paid in full, the holders of shares of preferred stock will no longer have the right to vote on directors except as provided for in the applicable certificate of designation, the term of office of each director so elected will terminate, and the number of our directors will, without further action, be reduced accordingly.

The vote of the holders of at least two-thirds of the outstanding shares of preferred stock voting only as a class is required to authorize any amendment to our Certificate of Incorporation or bylaws which would materially alter any existing provisions of the preferred stock or which would authorize a class of preferred stock ranking prior to the outstanding preferred stock as to dividends or assets. In addition, the vote of the holders of at least a majority of the outstanding shares of preferred stock voting together as a class is required to authorize any amendment to our Certificate of Incorporation authorizing the issuance of or any increase in the authorized amount of any class of preferred stock ranking on a parity with or increasing the number of authorized shares of preferred stock.

No Other Rights

The shares of a series of preferred stock will not have any preemptive rights, preferences, voting powers or relative, participating, optional or other special rights except as set forth above or in the prospectus supplement, the Certificate of Incorporation or certificate of designation or as otherwise required by law.

Transfer Agent and Registrar

We will designate the transfer agent for each series of preferred stock in the prospectus supplement.

DESCRIPTION OF THE DEPOSITARY SHARES

We may, at our option, elect to offer fractional shares of preferred stock, rather than full shares of preferred stock. If we do, we will issue receipts for depositary shares, and each of these depositary shares will represent a fraction of a share of a particular series of preferred stock. Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of preferred stock underlying that depositary share, to all rights and preferences of the preferred stock underlying that depositary share. Those rights include dividend, voting, redemption and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts evidencing the depositary shares. The depositary will be a bank or trust company selected by us. The depositary will also act as the transfer agent, registrar and dividend disbursing agent for the depositary shares.

Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The following is a summary of the most important terms of the depositary shares. The deposit agreement, our Certificate of Incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC will set forth all of the terms relating to the depositary shares.

Dividends

The depositary will distribute all cash dividends or other cash distributions received relating to the series of preferred stock underlying the depositary shares, to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The record date for the depositary shares will be the same date as the record date for the preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution. However, if the depositary determines that it is not feasible to make the distribution, the depositary may, with our approval, adopt another method for the distribution. The method may include selling the property and distributing the net proceeds to the holders.

Liquidation Preference

In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of each depositary share will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of preferred stock held by the depositary. Whenever we redeem any preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us and not less than 35 nor more than 60 days prior to the date fixed for redemption of the preferred stock and the depositary shares. The redemption price per depositary share will be equal to the applicable fraction of the redemption price payable per share for the applicable series of preferred stock. If fewer than all the depositary shares are redeemed, the depositary shares will be selected by lot or ratably as the depositary will decide.

Voting

Upon receipt of notice of any meeting at which the holders of preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts representing the preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of preferred stock underlying that holder’s depositary shares. The record date for the depositary shares will be the same date as the record date for the preferred stock. The depositary will try, as far as practicable, to vote the preferred stock underlying the depositary shares in a manner consistent with the instructions of the holders of the depositary receipts. We will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote the preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares are entitled, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due the depositary, to receive the number of whole shares of preferred stock underlying the depositary shares. Partial shares of preferred stock will not be issued. These holders of preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for the preferred stock.

Amendment and Termination of Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended at any time and from time to time by agreement between us and the depositary. However, any amendment which materially and adversely alters the rights of the holders of depositary shares, other than any change in fees, will not be effective unless the amendment has been approved by at least a majority of the depositary shares then outstanding. The deposit agreement automatically terminates if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution relating to the preferred stock in connection with our dissolution, and that distribution has been made to all the holders of depositary shares.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will also pay charges of the depositary in connection with the initial deposit of the preferred stock and the initial issuance of the depositary shares, any redemption of the preferred stock and all withdrawals of preferred stock by owners of depositary shares. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and certain other charges as provided in the deposit agreement. In certain circumstances, the depositary may refuse to transfer depositary shares, withhold dividends and distributions, and sell the depositary shares evidenced by the depositary receipt, if the charges are not paid.

Reports to Holders

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary—and at other places as it thinks is advisable—any reports and communications we deliver to the depositary as the holder of preferred stock.

Liability and Legal Proceedings

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance in good faith of our duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely on written advice of counsel or accountants, on information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper persons.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us of its election to do so. We may also remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. In addition, the successor depositary must be a bank or trust company having its principal office in the United States of America and must have a combined capital and surplus of at least $150,000,000.

Federal Income Tax Consequences

Owners of the depositary shares will be treated for Federal income tax purposes as if they were owners of the preferred stock underlying the depositary shares. Accordingly, the owners will be entitled to take into account for Federal income tax purposes income and deductions to which they would be entitled if they were holders of the preferred stock. In addition:

•	no gain or loss will be recognized for Federal income tax purposes upon the withdrawal of preferred stock in exchange for depositary shares;

•	the tax basis of each share of preferred stock to an exchanging owner of depositary shares will, upon the exchange, be the same as the aggregate tax basis of the depositary shares exchanged; and

•	the holding period for preferred stock in the hands of an exchanging owner of depositary shares will include the period during which the person owned the depositary shares.

DESCRIPTION OF THE COMMON STOCK

As of the date of this prospectus, we are authorized to issue up to 4,500,000,000 shares of common stock, $0.10 par value per share. As of March 31, 2008, 1,979,597,988 shares of common stock were outstanding. The common stock is listed on the New York Stock Exchange under the symbol “BMY”.

Dividends

Holders of common stock are entitled to receive dividends out of any assets legally available for payment of dividends as may from time to time be declared by our board of directors, subject to the rights of the holders of the preferred stock.

Voting

Each holder of common stock is entitled to one vote per share on all matters requiring a vote of the stockholders, including, without limitation, the election of directors. The holders of common stock do not have cumulative voting rights.

Rights upon Liquidation

In the event of our voluntary or involuntary liquidation, dissolution, or winding up, the holders of common stock will be entitled to share equally in our assets available for distribution after payment in full of all debts and after the holders of preferred stock have received their liquidation preferences in full.

Board of Directors

Our bylaws provide that our board of directors shall be a single class, elected annually at any meeting for the election of directors at which a quorum is present (a quorum being a majority of the stockholders), pursuant to a majority of the votes cast in uncontested elections. A majority of the votes cast means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard is a plurality of votes cast. Our bylaws also provide that if a director nominee who currently serves as a director is not elected by a majority vote in an uncontested election, the director shall offer to tender his or her resignation to the board of directors.

Miscellaneous

Shares of common stock are not redeemable and have no subscription, conversion or preemptive rights.

DESCRIPTION OF THE WARRANTS

We may issue warrants for the purchase of debt securities, preferred stock or common stock. Warrants may be issued independently or together with our debt securities, preferred stock or common stock and may be attached to or separate from any offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants. A copy of the warrant agreement will be filed with the SEC in connection with any offering of warrants.

The prospectus supplement relating to a particular issue of warrants to issue debt securities, preferred stock or common stock will describe the terms of those warrants, including the following:

•	the title of the warrants;

•	the offering price for the warrants, if any;

•	the aggregate number of the warrants;

•	the designation and terms of the debt securities, preferred stock or common stock that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the securities that the warrants are issued with and the number of warrants issued with each security;

•	if applicable, the date from and after which the warrants and any securities issued with them will be separately transferable;

•	the principal amount of debt securities that may be purchased upon exercise of a warrant and the price at which the debt securities may be purchased upon exercise;

•	the number of shares of preferred stock or common stock that may be purchased upon exercise of a warrant and the price at which the shares may be purchased upon exercise;

•	the dates on which the right to exercise the warrants will commence and expire;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	whether the warrants represented by the warrant certificates or debt securities that may be issued upon exercise of the warrants will be issued in registered or bearer form;

•	information relating to book-entry procedures, if any;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	if applicable, a discussion of material United States federal income tax considerations;

•	anti-dilution provisions of the warrants, if any;

•	redemption or call provisions, if any, applicable to the warrants;

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants; and

•	any other information we think is important about the warrants.

PLAN OF DISTRIBUTION

We may sell the securities:

•	through underwriters or dealers;

•	through agents; or

•	directly to purchasers.

We will describe in a prospectus supplement, the particular terms of the offering of the securities, including the following:

•	the names of any underwriters;

•	the purchase price and the proceeds we will receive from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

•	any securities exchanges on which the securities of the series may be listed; and

•	any other information we think is important.

If we use underwriters in the sale, such underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.

The securities may be either offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers.

We may sell offered securities through agents designated by us from time to time. Any agent involved in the offer or sale of the securities for which this prospectus is delivered will be named, and any commissions payable by us to that agent will be set forth, in the prospectus supplement. Unless indicated in the prospectus supplement, the agents will have agreed to use their reasonable best efforts to solicit purchases for the period of their appointment.

We also may sell offered securities directly.

Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act of 1933. We will identify any underwriters, dealers or agents, and describe their compensation, in a prospectus supplement.

Certain of any such underwriters, dealers and agents, including their associates, may be customers of, engage in transactions with and perform services for us and our subsidiaries in the ordinary course of business. One or more of our affiliates may from time to time act as an agent or underwriter in connection with the sale of the securities to the extent permitted by applicable law. The participation of any such affiliate in the offer and sale of the securities will comply with Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offer and sale of securities of an affiliate.

We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make relating to those liabilities.

We may authorize underwriters, dealers and agents to solicit offers by certain types of institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts. These contracts will provide for payment and delivery on a specified date in the future. The conditions to these contracts and the commissions payable for solicitation of such contracts will be set forth in the applicable prospectus supplement.

In order to facilitate the offering of the securities, any underwriters, dealers or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of such securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, the underwriters, dealers or agents, as the case may be, may overallot in connection with the offering, creating a short position in such securities for their own account. In addition, to cover overallotments or to stabilize the price of such securities or any such other securities, the underwriters, dealers or agents, as the case may be, may bid for, and purchase, such securities or any such other securities in the open market. Finally, in any offering of such securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transaction or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters, dealers or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

Some or all of the securities may be new issues of securities with no established trading market. Any underwriter to which securities are sold by us for public offering and sale may make a market in such securities, but will not be obligated to do so, and may discontinue any market making at any time without notice. We cannot and will not give any assurances as to the liquidity of the trading market for any of our securities.

LEGAL MATTERS

Cravath, Swaine & Moore LLP, our outside counsel, will pass upon the validity of the offered securities for us. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

EXPERTS

The 2007 and 2006 financial statements, the related financial statement schedule, and the retrospective adjustments to the 2005 financial statements incorporated in this registration statement by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of the Company’s internal control over financial reporting for the year ended December 31, 2007, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference (which report on the financial statements, financial statement schedule, and retrospective adjustments expresses an unqualified opinion and includes an explanatory paragraph referring to the Company’s adoption of new accounting standards in 2007 and 2006). Such financial statements and financial statement schedule have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

The financial statements for the year ended December 31, 2005 before the effects of the adjustments to retrospectively reflect the discontinued operations described in Note 5, (not separately included or incorporated by reference in the Prospectus) have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The consolidated financial statements for the year ended December 31, 2005 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2007, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP solely with respect to those financial statements before the effects of the adjustments to retrospectively reflect the discontinued operations described in Note 5, given on the authority of said firm as experts in auditing and accounting.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus and other written and oral statements we make from time to time may contain certain “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. You can identify these forward-looking statements by the fact that they use words such as “should”, “expect”, “anticipate”, “estimate”, “target”, “may”, “project”, “guidance”, “intend”, “plan”, “believe” and other words and terms of similar meaning and expression in connection with any discussion of future operating or financial performance. One can also identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes to differ materially from current expectations. These statements are likely to relate to, among other things, our goals, plans and projections regarding our financial position, results of operations, cash flows, market position, product development, product approvals, sales efforts, expenses, performance or results of current and anticipated products and the outcome of contingencies such as legal proceedings, and financial results, which are based on current expectations that involve inherent risks and uncertainties, including internal or external factors that could delay, divert or change any of them in the next several years.

Although we believe we have been prudent in its plans and assumptions, no assurance can be given that any goal or plan set forth in forward-looking statements can be achieved and readers are cautioned not to place undue reliance on such statements, which speak only as of the date made. We undertake no obligation to release publicly any revisions to forward-looking statements as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Our SEC filings also are available over the Internet at the SEC’s website at http://www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed:

i. Annual Report on Form 10-K for the year ended December 31, 2007;

ii. Quarterly Report on Form 10-Q for the quarter ended March 31, 2008; and

iii. Current Reports on Form 8-K, or filed portions of those reports, filed (but not portions of those reports which were furnished) January 23, 2008, February 15, 2008, and March 10, 2008.

We encourage you to read our periodic and current reports, as we think these reports provide additional information about our company which prudent investors find important. We make available free of charge most of our SEC filings through our Internet website (www.bms.com) as soon as reasonably practical after they are filed with the SEC. The information contained on our website is not a part of this prospectus. You may access these SEC filings on our website. You also may request a copy of these filings at no cost, by writing to or telephoning us at:

Bristol-Myers Squibb Company

345 Park Avenue

New York, New York 10154

Attention: Secretary

Telephone: 212-546-4000

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement, including any information incorporated by reference, is accurate as of any date other than the date on the front cover.

$1,600,000,000

$600,000,000  5.450% Notes due 2018

$1,000,000,000  6.125% Notes due 2038

Prospectus Supplement

April 28, 2008

Joint Book-Running Managers

Banc of America Securities LLC

JPMorgan

Morgan Stanley

Co-Managers

Citi

Goldman, Sachs & Co.

RBS Greenwich Capital

UBS Investment Bank